UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2016

HYPERDYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including Zip Code)

(713) 353-9400

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On December 28, 2016, SCS Corporation Limited, a wholly owned subsidiary of Hyperdynamics Corporation (“Hyperdynamics,” the “Company,” “we,” and “us”), has signed a Letter of Award and entered into a Master Service Agreement (the “MSA”) with Schlumberger Oilfield Eastern Limited (“Schlumberger”), a wholly-owned subsidiary of Schlumberger N.V., the world’s leading provider of oilfield services and equipment to the upstream industry.

Within the framework of the MSA, Schlumberger will provide essential drilling services for the Company’s deepwater exploration well offshore the Republic of Guinea, which is planned for the second quarter of 2017. Specifically, pursuant to the Letter of Award, Schlumberger will be the primary provider of the drilling services pertaining to the Fatala-1 well, including such services as wireline logging, measurement- and logging-while-drilling and other similar downhole drilling, drilling fluids and solids control, downhole cementing, mudlogging, drilling bits and reamers, and contingency fishing.

The MSA sets forth the general terms and conditions, which are applicable to all services provided by Schlumberger, the specifics of which are handled under subsequent work orders. The term of the MSA is for a period of two years from the effective date, terminable for cause by either party with a 30-day prior written notice. The MSA contains standard terms and conditions for transactions of this type, including insurance requirements and confidentiality obligations, and allocates certain operational risks through indemnity provisions. The value of the MSA for the Fatala-1 well is estimated to be approximately $4.5 million.

The MSA, coupled with the Company’s definitive drilling services agreement entered into with Pacific Drilling Operations Limited, a subsidiary of Pacific Drilling SA, on November 30, 2016, engaging its modern deepwater drillship, ensures that the Company has the critical equipment and most of drilling services contracts in place necessary to begin drilling the Fatala-1 deepwater exploration well in the second quarter of 2017.

The Press Release regarding the above matters is filed as Exhibit 99.1 to this report.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: January 3, 2017	By:	/s/ David G. Gullickson
	Name:	David G. Gullickson
	Title:	Vice President Finance, Treasurer, and Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 3, 2017.